Exhibit 99.1

Contact:                                                   Investors — Will Lyons, (617) 532.8104, ir@enernoc.com

Media — Sarah McAuley, (617) 532.8195, news@enernoc.com

EnerNOC Reports Third Quarter 2010 Financial Results

Company Achieves Record Quarterly Revenue and Record GAAP and Non-GAAP Net Income

•                  Recorded quarterly revenue of $162.8 million, 58% growth over Q3 2009

•                  Achieved GAAP net income of $43.9 million, or $1.67 per diluted share, up 65% year-over-year;

•                  Achieved non-GAAP net income of $47.6 million, or $1.81 per diluted share, up 55% year-over-year

•                  Generated $17.7 million of cash flow from operating activities

•                  Surpassed 5,100 megawatts under management

BOSTON, MA, November 8, 2010 — EnerNOC, Inc. (NASDAQ: ENOC), a leading provider of clean and intelligent energy management applications and services, today announced financial results for the third quarter ended September 30, 2010.

“EnerNOC continued to drive robust growth across all of our application suites in the third quarter, resulting in record quarterly revenue and earnings results,” said Tim Healy, EnerNOC’s Chairman and Chief Executive Officer. “We passed a significant milestone of 5,000 megawatts under management sooner than expected and signed key customer contracts, both important leading indicators of utility, grid operator and C&I customer demand for our energy management applications and services. We believe that we are well positioned to achieve or exceed all of our 2010 objectives.”

Healy added, “Moving forward, we are focused on making strategic investments to drive future growth of our applications and services, while also continuing to drive operational efficiencies.”

Financial Summary

The following financial results are reported on a U.S. GAAP-basis, unless otherwise noted:

Revenues — Revenues for the third quarter of 2010 were $162.8 million, compared to $103.1 million for the same period in 2009, an increase of $59.7 million, or 58%.  As of September 30, 2010, the Company had deferred revenue of $5.5 million.

Cost of Revenues — Cost of revenues for the third quarter of 2010 was $85.1 million, compared to $51.4 million for the same period in 2009, an increase of $33.6 million, or 65%.

Gross Profit/Gross Margin — Gross profit for the third quarter of 2010 was $77.7 million, compared to $51.7 million for the same period in 2009, an increase of $26.1 million, or 50%.  Gross margin was 47.7% for the third quarter of 2010, compared to 50.1% for the same period in 2009, a decrease of 2.4%.

Operating Expenses — Operating expenses for the third quarter of 2010 were $29.9 million, compared to $25.9 million for the same period in 2009, an increase of $4.1 million, or 16%.

Net Income —

GAAP net income for the third quarter of 2010 was $43.9 million, or $1.67 per diluted share, compared to GAAP net income of $26.6 million, or $1.12 per diluted share, for the same period in 2009, an increase of $17.2 million, or 65%.  Excluding stock-based compensation charges and amortization expense related to acquisition-related intangible assets, net of tax effects, non-GAAP net income for the third quarter of 2010 was $47.6 million, or $1.81 per diluted share, compared to non-GAAP net income of $30.7 million, or $1.30 diluted share, for the same period in 2009, an increase of $16.8 million or 55%.

Please refer to the financial schedules attached to this press release for reconciliation of GAAP to non-GAAP net income and net income per share.

Cash and Cash Equivalents — As of September 30, 2010, the Company had cash and cash equivalents totaling $141.3 million, an increase of $21.6 million from cash and cash equivalents as of December 31, 2009.  The Company generated

$17.7 million of positive cash flow from operating activities in the third quarter of 2010, and a total of $28.7 million of positive cash flow from operating activities for the nine months ended September 30, 2010.

Business Update

EnerNOC’s third quarter 2010 business highlights included:

•                  Increasing its commercial, institutional, and industrial (C&I) network to over 5,100 megawatts under management across over 3,500 customers and 8,200 sites as of September 30, 2010.

•                  Entering into a definitive, 10-year, 560-megawatt contract with the Tennessee Valley Authority, the largest contract in Company history, and receiving regulatory approval for its contract with Tucson Electric Power.

•                  Adding over 150 megawatts of capacity obligation for the PJM Emergency Load Response Program 2012/13 delivery year, bringing the Company’s total obligation in that delivery year to over 2,650 megawatts.

•                  Dispatching demand response resources in its network over 125 times during the quarter, and over 180 times year-to-date, while maintaining the Company’s average performance year to date of approximately 100% based on delivered versus nominated capacity.

•                  Signing utility contract with Southern California Edison to provide SiteSMART™, EnerNOC’s data-driven energy efficiency application, to C&I customers within its service territory, bringing contracted revenue in EfficiencySMART, the Company’s energy efficiency product line, to over $25 million.

•                  Becoming a signatory in the Carbon Disclosure Project (CDP), the largest database of primary corporate climate change information in the world.

•                  Along with one of its subsidiaries, entering into a third loan modification agreement to its loan and security agreement (Credit Facility) with Silicon Valley Bank, which extended the maturity date of the $50 million revolving credit line under the Credit Facility from August 5, 2010 to February 4, 2011, as well as modifying certain of the Company’s financial covenant compliance requirements.

Financial Outlook

The Company currently expects to deliver the following financial results for the quarter and year ending December 31, 2010:

	Q4 2010	FY 2010
Revenue	$20-$24 million	$277-$281 million
GAAP Diluted EPS	($0.80 – $0.90)	$0.32 – $0.42
Non-GAAP Diluted EPS	($0.62 – $0.73)	$0.91 – $1.01

The above statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  The Company assumes no obligation to publicly update or revise its financial outlook.  Investors are reminded that actual results may differ from these estimates for the reasons described below and in the Company’s filings with the Securities and Exchange Commission.

Webcast Reminder

The Company will host a conference call today, November 8, 2010 at 4:30 p.m., Eastern Time, to discuss the Company’s third quarter 2010 operating results, as well as other forward-looking information about the Company’s business.  Domestic callers may access the earnings conference call by dialing 877-837-3911 (International callers, dial 973-796-5063).  Investors and other interested parties may also go to the Investor Relations section of EnerNOC’s website at http://investor.enernoc.com/webcasts.cfm for a live webcast of the conference call.  Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software.  A replay of the conference call will be available on the Company’s website noted above or by phone (dial (800) 642-1687 and enter the pass code 22687817) until November 15, 2010.

About EnerNOC

EnerNOC unlocks the full value of energy management for our utility and commercial, institutional, and industrial (C&I) customers by reducing real-time demand for electricity, increasing energy efficiency, improving energy supply transparency in competitive markets, and mitigating emissions. We accomplish this by delivering world-class energy management applications including DemandSMART™, comprehensive demand response; SiteSMART™, data-driven energy efficiency; SupplySMART™, energy price and risk management; and CarbonSMART™, enterprise carbon management. Our Network Operations Center (NOC) continuously supports these applications across thousands of C&I customer sites throughout the world. Working with more than 100 utilities and grid operators globally, we deliver energy, ancillary services, and carbon mitigation resources that provide cost-effective alternatives to investments in traditional power generation, transmission, and distribution. For more information, visit www.enernoc.com.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis, contracted revenues that the Company expects to earn in the future, and the future growth and success of the Company’s clean and intelligent energy management applications and services, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  In addition, certain of the Company’s contracts and expansion of existing contracts may be subject to approval of state or local regulatory agencies.  There can be no assurance that such approvals will be obtained.  Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein.  EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contracted Revenues

Contracted Revenues represent EnerNOC’s estimate of total payments that it currently expects to earn in connection with providing energy efficiency services under currently executed contractual arrangements.  As of the date of this press release, EnerNOC expects the majority of this Contracted Revenue to be earned by December 31, 2013.

Assumptions Regarding Contracted Revenues:

Contracted Revenues estimated from EnerNOC’s executed contracts have been prepared by management and are based upon contractual terms and a number of assumptions, including:

• EnerNOC’s ability to deliver the energy efficiency savings that it has committed to provide; and

• EnerNOC’s contracts not being terminated, modified or delayed or becoming subject to governmental regulation that could materially and adversely affect EnerNOC’s interests

Any differences among these assumptions, other factors, and EnerNOC’s actual experiences may result in actual revenues earned in future periods differing from management’s current estimate of Contracted Revenues to be earned.  In management’s view, such information was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and, to the best of management’s knowledge and belief, presents the assumptions and considerations on which EnerNOC bases its belief that it can earn such Contracted Revenues.

Use of Non-GAAP Financial Measures

EnerNOC continues to provide all information required in accordance with GAAP and also provides certain non-GAAP financial measures.  A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.  EnerNOC provides non-GAAP net income and non-GAAP net income per share data as additional information relating to EnerNOC’s operating results. EnerNOC presents these non-GAAP financial measures as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

EnerNOC’s management uses certain non-GAAP financial information, namely operating results excluding the impact of stock-based compensation charges made in accordance with FASB ASC Topic 718 and amortization expense related to acquisition-related intangible assets, to evaluate its ongoing operations and for internal planning and forecasting purposes.  Accordingly, EnerNOC believes it is useful for its investors to review, as applicable, information that both includes and excludes stock-based compensation and amortization expense related to acquisition-related intangible assets in order to assess the performance of EnerNOC’s business and for planning and forecasting in future periods.  Whenever EnerNOC reports non-GAAP financial measures, a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure will be made available.  Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

In EnerNOC’s earnings releases, conference calls, slide presentations or webcasts, it may use or discuss non-GAAP financial measures as defined by SEC Regulation G.  The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the EnerNOC corporate Web site at http://investor.enernoc.com.

Source: EnerNOC, Inc.

EnerNOC, Inc.

SELECTED FINANCIAL INFORMATION

(in thousands, except for share and per share data)

EnerNOC, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenues	$162,798	$103,117	$257,467	$163,942
Cost of revenues	85,062	51,440	141,164	86,232
Gross profit	77,736	51,677	116,303	77,710

Operating expenses:
Selling and marketing	12,893	11,602	34,173	29,481
General and administrative	13,848	12,155	40,114	33,252
Research and development	3,197	2,111	7,748	5,524
Total operating expenses	29,938	25,868	82,035	68,257
Income from operations	47,798	25,809	34,268	9,453
Interest and other income (expense), net	(153)	42	(655)	(1,517)
Income before income tax expense	47,645	25,851	33,613	7,936
(Provision for) benefit from income tax	(3,779)	786	(2,869)	438
Net income	$43,866	$26,637	$30,744	$8,374

Earnings per share:
Basic earnings per common share	$1.76	$1.21	$1.25	$0.40
Diluted earnings per common share	$1.67	$1.12	$1.18	$0.38

Weighted average number of common shares outstanding
Basic	24,864,755	21,938,427	24,650,453	20,703,779
Diluted	26,215,766	23,689,477	26,013,402	22,154,745

EnerNOC, Inc.

Condensed Consolidated Balance Sheet

(Unaudited)

	September 30,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$141,321	$119,739
Restricted cash, including non-current	177	7,874
Accounts receivable, net	33,857	17,421
Unbilled revenue	114,221	40,388
Deposits, including non-current	4,261	3,297
Prepaid expenses and other current assets	3,219	4,350
Property and equipment, net	34,643	31,344
Goodwill and intangible assets, net	31,739	29,628
Other assets	1,404	981
Total assets	$364,842	$255,022

Liabilities and Stockholders’ Equity
Accounts payable	$94	$55
Accrued capacity payments	89,186	40,534
Accrued payroll and related expenses	11,731	9,688
Accrued expenses and other current liabilities	11,245	3,706
Contingent consideration provision	1,489	1,455
Deferred revenue	5,472	3,319
Long-term debt, including current portion	46	73
Other liabilities	2,868	1,217
Stockholders’ equity	242,711	194,975
Total liabilities and stockholders’ equity	$364,842	$255,022

EnerNOC, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2010	2009

Cash provided by operating activities	$28,662	$3,042
Cash used in investing activities	(10,544)	(18,166)
Cash provided by financing activities	3,473	84,243
Effects of exchange rate changes on cash	(9)	25
Net increase in cash and cash equivalents	$21,582	$69,144

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation and amortization expense related to acquisition-related intangible assets. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•                  The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses and amortization expense related to acquisition-related intangible assets provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company’s operating results and underlying operational trends.

•                  Although stock-based compensation is an important aspect of the compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

•                  The Company does not acquire intangible assets on a predictable cycle. The Company’s intangible assets relate solely to business acquisitions.  Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

These non-GAAP financial measures are not prepared in accordance with GAAP. These measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income per share) and should not be considered measures of the Company’s liquidity.

EnerNOC, Inc.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

GAAP Net income	$43,866	$26,637	$30,744	$8,374
ADD: Stock-based compensation	3,664	3,922	11,668	9,996
ADD: Amortization expense of acquired intangible assets	353	182	1,109	514
LESS: Income tax effect of Non-GAAP adjustments (1)	(319)	—	(1,091)	—
Non-GAAP Net income	$47,564	$30,741	$42,430	$18,884

GAAP earnings per basic share	$1.76	$1.21	$1.25	$0.40
ADD: Stock-based compensation	0.15	0.18	0.47	0.48
ADD: Amortization expense of acquired intangible assets	0.01	0.01	0.04	0.02
LESS: Income tax effect of Non-GAAP adjustments (1)	(0.01)	—	(0.04)	—
Non-GAAP Net income per basic share	$1.91	$1.40	$1.72	$0.90

GAAP earnings per diluted share	$1.67	$1.12	$1.18	$0.38
ADD: Stock-based compensation	0.14	0.17	0.45	0.45
ADD: Amortization expense of acquired intangible assets	0.01	0.01	0.04	0.02
LESS: Income tax effect of Non-GAAP adjustments (1)	(0.01)	—	(0.04)	—
Non-GAAP Net income per diluted share	$1.81	$1.30	$1.63	$0.85

Weighted average number of common shares outstanding
Basic	24,864,755	21,938,427	24,650,453	20,703,779
Diluted	26,215,766	23,689,477	26,013,402	22,154,745

(1)  Represents the increase in the income tax provision recorded for the three and nine months ended September 30, 2010 based on our effective tax rate for the three and nine months ended September 30, 2010, respectively.